EXHIBIT 10.1

                          FEBRUARY 15, 2004 ADDENDUM TO
                   WAREHOUSING LINE OF CREDIT PROMISSORY NOTE
     Dated February 20, 2002 as amended February 15, 2003 and April 1, 2003


      On February 20, 2002, Temporary Financial Services, Inc. ("TFS") and Genesis Financial, Inc. ("GENESIS") entered into a Warehousing Line of Credit Promissory Note and related loan documents (collectively the "Line of Credit") for a $2,000,000 secured line of credit. TFS was the lender and GENESIS was the borrower under these documents. The Line was intended to provide GENESIS with funds for the purchase of seller financed real estate contracts. The Warehousing Line of Credit Promissory Note and applicable extensions is due March 31, 2004. On February 15, 2004, TFS and GENESIS entered into an agreement to extend the line of credit through December 31, 2004 in order to allow GENESIS additional time to locate a new lender or negotiate new terms for the Line of Credit with TFS.

      TFS and Genesis have agreed to new terms on the Line of Credit, as follows:

1. The due date of the Warehousing Line of Credit Promissory Note is extended to December 31, 2004.

2. The interest rate (8%) and the Line of Credit limit ($2,000,000) set forth in the Warehousing Line of Credit Promissory Note, with extensions, are maintained for the extension period.

3. In addition to the interest rate charged for the extension period, GENESIS will also pay a Commitment Fee for the Warehousing Line of Credit Promissory Note extension in the amount of $20,000 payable in cash. This additional Commitment Fee relates to the extension period.

      This February 15, 2004 Addendum supercedes and replaces the Addendum dated April 1, 2003. Except as noted in Paragraphs 1 through 3, above, all other terms of the Line of Credit remain in full force and effect, including the terms and conditions described in "Advance and Repayment Procedures," the "Financial Covenants and Reporting Obligations," the "Security Agreement," and the "Guaranty."

      Dated this 15th day of February, 2004.


GENESIS FINANCIAL, INC.                          ATTEST:
/s/ Michael A. Kirk                              /s/ Douglas B. Durham
Michael A. Kirk, President                       Douglas B. Durham, Chairman


Accepted this 15th day of February, 2004 in Spokane, Washington.

Temporary Financial Services, Inc.               Attest:
/s/ John R. Coghlan                              /s/ Brad E. Herr
John R. Coghlan, President                       Brad E. Herr, Secretary